Exhibit 10.1

AMENDMENT NO. 1
TO
INVESTOR RIGHTS AGREEMENT

RECITALS

A.    The New Home Company Inc. (the “Company”), IHP CAPITAL PARTNERS VI, LLC (“IHP”), WATT/TNHC LLC (“Watt”), TCN/TNHC LP (“Tricon”), H. Lawrence Webb, Wayne J. Stelmar, Joseph D. Davis and Thomas Redwitz, in their individual capacities and as successors in interest to TNHC Partners LLC (“TNHC Partners”), are parties to that certain Investor Rights Agreement, dated as of February 5, 2014 (the “Agreement”).

B.    Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

C.    Pursuant to Section 6.10(a) of the Agreement, the Company, the External Members and the Holders desire to amend the Agreement as set forth in this Amendment No. 1 to Investor Rights Agreement (the “Amendment”).

AMENDMENT

1.    Termination of Agreement with Respect to Tricon and Watt. The Company, each External Member and the Holders agree that the Agreement is terminated with respect to each of Tricon and Watt pursuant to Section 4.2(ii) of the Agreement irrespective of whether each of Tricon and Watt holds shares of stock representing 4% or more of the Total Voting Power of the Company based on the aggregate amount of stock issued and outstanding immediately after the consummation of the IPO.

2.    Effective Date of Amendment. This Amendment shall be effective as of May 22, 2018 (the “Effective Date”).

3.    Further Assurances. Each party to this Amendment shall execute, deliver, acknowledge and file any such other documents and take such further actions as may be reasonably requested from time to time by any other party hereto to give effect to and carry out the actions contemplated herein.

4.    Counterparts. This Amendment may be executed in a number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered, all as of the Effective Date.

IHP CAPITAL PARTNERS VI, LLC, a Delaware limited liability company

By:	Institutional Housing Partners, VI, L.P., a California limited partnership, its Manager

By:	IHP Capital Partners, a California corporation, its General Partner

	By:	/s/ Douglas C. Neff
Douglas C. Neff, its President

[Signature Page Follows]

TCN/TNHC LP, a Delaware limited partnership

By:	TCN/TNHC GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Jeremy Scheetz, its Vice President
Jeremy Scheetz, its Vice President
[Signature Page Follows]

WATT/TNHC LLC, a California limited liability company

By:	/s/ Howard Press
Howard Press, its President
[Signature Page Follows]

The following individuals both in their individual capacities and as successors in interest to TNHC Partners:

H. LAWRENCE WEBB
/s/ H. Lawrence Webb

WAYNE J. STELMAR
/s/ Wayne J. Stelmar

JOSEPH D. DAVIS
/s/ Joseph D. Davis

THOMAS REDWITZ
/s/ Thomas Redwitz

The New Home Company Inc., a Delaware Corporation
By:	/s/ John Stephens
John Stephens, its Chief Financial Officer